AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 2006
Registration No. 333-117001

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	36-2092797
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)
Marty R. Kittrell
Chief Financial Officer
Andrew Corporation
3 Westbrook Corporate Center, Suite 900
Westchester, Illinois 60154
Telephone: (708) 236-6600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Justin C. Choi
General Counsel
3 Westbrook Corporate Center, Suite 900
Westchester, Illinois 60154
Telephone: (708) 236-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this registration statement as the selling securityholders shall determine.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

DEREGISTRATION OF SHARES
     The Registration Statement on Form S-3 (No. 333-117001) relating to the registration of 1,650,000 shares of common stock to permit resale by certain selling stockholders was originally filed by Andrew Corporation with the Securities and Exchange Commission on June 30, 2004. This Post-Effective Amendment No. 2 is being filed to deregister 1,498,600 shares that remain unsold under the Registration Statement as of the date hereof because Andrew Corporation’s obligation to maintain the registration of any shares thereunder has expired.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westchester, State of Illinois on the 13th day of June 2006.

ANDREW CORPORATION (Registrant)
/s/ Marty R. Kittrell
Marty R. Kittrell
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of June 2006.

*	*

Charles R. Nicholas	Ralph E. Faison
Chairman and Director	President and Chief Executive Officer, Director

/s/ Marty R. Kittrell	*

Marty R. Kittrell	Mark A. Olson
Chief Financial Officer	Vice President and Chief Accounting Officer

*

William Bax Director	Thomas A. Donahoe Director

*	*

Jere D. Fluno	William O. Hunt
Director	Director

*

Gerald A. Poch	Anne F. Pollack
Director	Director

*

Glen O. Toney	Andrea L. Zopp
Director	Director

*By:	/s/ Marty R. Kittrell
Marty R. Kittrell
Attorney-in-Fact

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